UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2025

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-11676	22-1463699
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Executive Drive, Suite 300, West Orange, New Jersey	07052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock ($0.10 par value)	BELFA	Nasdaq Global Select Market
Class B Common Stock ($0.10 par value)	BELFB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Approval of Fiscal 2024 Named Executive Officer Bonuses and Changes to Incentive Compensation Program

On March 12, 2025, the Board of Directors (the “Board”) of Bel Fuse Inc. (“Bel”, the “Company”, “we”, “us” or “our”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee” or the “Committee”), approved total incentive awards for fiscal year 2024 (“FY2024”) payable to the persons who will be considered “named executive officers” (“NEOs”) of the Company for fiscal 2024 as expected to be listed in the Summary Compensation Table in our Definitive Proxy Statement for the Company’s 2025 Annual Meeting of Shareholders, except for Daniel Bernstein, our President and Chief Executive Officer, whose bonus for FY2024 was previously determined by contract pursuant to the terms of Mr. Bernstein’s letter agreement for transition services, as previously disclosed by the Company in its Current Report on Form 8-K as filed with the Securities and Exchange Commission on February 7, 2025.

As described in our Definitive Proxy Statement for our 2024 Annual Meeting of Shareholders (our “2024 Proxy Statement”), our Compensation Committee is responsible for approving performance goals and related payout levels, setting each NEO’s target award opportunity and approving payouts under Bel’s Incentive Compensation Program.  The Incentive Compensation Program goals approved by the Compensation Committee in early 2024 for FY2024 (the “2024 Incentive Program”) included targets for the Company’s non-GAAP adjusted net revenue growth and non-GAAP EBITDA growth for FY2024, each measured in dollars, and each calculated in the manner specified pursuant to the 2024 Incentive Program as described in our 2024 Proxy Statement. In determining total incentive awards payable under the 2024 Incentive Program, the Company’s performance (or in the case of certain NEOs, a specified business unit’s performance) for FY2024 was to be measured based on a matrix combining the financial targets, with a minimum level of performance against the targets being required for awards to become payable under the 2024 Incentive Program. For 2024, the Compensation Committee assigned each NEO a target award opportunity (expressed as a percentage of base salary) based on competitive market data and the NEO’s position, responsibilities and role, with plan payout to then be determined based on application of the matrix-based financial performance factor, and a discretionary adjustment based on individual performance as the Compensation Committee determines appropriate.

In conducting the annual compensation review, it became clear to the Compensation Committee that the matrix-based revenue and EBITDA targets established for the 2024 Incentive Program, including the very ambitious threshold levels of performance required for awards to become payable, were not an adequate measure of the Company’s success or management’s performance.  Under the matrix established for the 2024 Incentive Program, executive management team members whose incentive opportunities were based on overall Company performance would not receive any bonus, despite the significant achievements during FY2024 directly attributable to the efforts of the management team, including (i) the fact that FY2024 was the second-most-profitable year in the Company’s history; (ii) the expansion of FY2024 gross margin to the highest level in Bel’s history; (iii) the performance of Bel’s stock in FY2024, and the Company’s increased market capitalization; and (iv) the team’s efforts in having completed the acquisition of our 80% stake in Enercon, the largest acquisition in Bel’s 75-year history.  Certain NEOs whose incentive metrics were based on individual business unit performance did satisfy the matrix criteria resulting in a bonus payout.

Our Compensation Committee additionally considered that the new compensation framework was recently adopted, with Bel’s Incentive Compensation Program framework first implemented for the 2023 fiscal year (as disclosed in Bel’s Current Report on Form 8-K filed on April 4, 2023).  The Compensation Committee recognized that with any new plan, some further adjustment and refinement of the plan is often appropriate in order to optimize the plan and ensure that the intended incentives of the plan adequately align with the plan’s goals.  In light of the accomplishments of the management team for FY2024 and the flaws FY2024 brought to light in the 2024 Incentive Program, the Compensation Committee deemed it equitable to adjust the metrics for FY2024 and, going forward, to modify the program to allow for a more holistic view of Bel’s performance to ensure that management is properly rewarded commensurately with the quality of the performance delivered and the results achieved by the Company.

In adjusting the metrics for FY2024, and changing the Incentive Program for fiscal 2025 (as further described below), the Committee considered, with the assistance and collaboration of the Compensation Committee’s independent compensation consultant not only the deficiencies in the Incentive Program that became apparent for FY2024 but also the following factors, among other considerations:  (i) that, as described in Bel’s 2024 Proxy Statement, according to market data reviewed by the Committee, under the Incentive Compensation Program framework initially adopted in 2023, Bel’s NEOs are compensated within a reasonable range of the 25th percentile of total target direct compensation for comparable roles at companies within our peer group, and the Committee desired to ensure that the combination of conservative fixed salary and robust bonus opportunity in exchange for performance which aligns with shareholder interest, would be maintained; (ii) that the targets for FY2024, based on adjusted net revenue growth and EBITDA growth, both measured in dollars, were duplicative in certain respects, in that where one target was missed, achievement of the other would be difficult (effectively holding the team to a single metric), and thus frustrating the intent of allowing the participant to earn a partial bonus for performance contributed; and (iii) that the 2024 Incentive Program did not take into account indicators significant to assessing performance among many in the Company’s investor base, such as EBITDA Margin, stock performance and market cap.

In light of these factors, and the Compensation Committee’s desire to recognize and reward management’s efforts for FY2024, the Compensation Committee determined to exercise its discretion and award total incentive awards under the 2024 Incentive Program as follows:  For 2024 Incentive Program participants whose target award opportunity was based on overall Company performance (as opposed to business unit performance), the Compensation Committee applied a 30% reduction to the target award opportunities to take into account that the Company matrix results were not achieved for FY2024.  The Compensation Committee then applied a factor ranging from 30% to 100% to each NEO’s reduced target award opportunity, based on assessment of his or her respective individual contributions and performance during FY2024, to determine the total incentive award payout to the participant for FY2024. For 2024 Incentive Program participants whose target award opportunity was based on business unit performance in which assessment under the matrix would result in incentive payout, no such discount was applied.

Accordingly, based on the above, on March 12, 2025, our Board, in accordance with the foregoing recommendations of our Compensation Committee, approved the following total incentive award payouts for 2024 to the following NEOs, payable partly in cash and partly in time-based restricted stock as described below:

		Form of 2024 Total Incentive Award Payout(1)
NEO	Total 2024 Incentive Award Payout	Cash (of total)	Deferred Equity(2) (of total)
Daniel Bernstein	(3)	(3)	(3)
Farouq Tuweiq	$328,125	$196,875	$131,250
Steve Dawson	$131,250	$78,750	$52,500
Peter Bittner III	$328,125	$196,875	$131,250
Kenneth Lai	$94,500	$70,875	$23,625

(1) Total Incentive Award Payouts for FY2024 were paid or provided to each NEO partly in cash and partly in the form of time-based restricted stock.  The Compensation Committee determined the percentage of cash and restricted stock for each NEO.

(2) The amounts listed in the "Deferred Equity" column above were granted effective March 15, 2025 in the form of time-based restricted stock with a three-year service-based condition, subject to certain exceptions for voluntary retirements. The dollar value of the deferred equity portion of the Total Incentive Award was converted to shares based on the Bel Fuse Inc. Class B stock price of $82.95, which represents the average closing price of a share of Class B common stock on the 5 business days prior to and 5 business days following the Company’s year-end earnings release on February 18, 2025. The shares granted on March 15, 2025 are subject to a 3-year vesting schedule, whereby the restricted stock grants will vest in equal one-third installments on each of the first, second and third anniversaries of the grant date.

(3) As indicated above, Mr. Bernstein’s performance incentive award for 2024 was previously determined by contract pursuant to the terms of Mr. Bernstein’s letter agreement for transition services, as previously disclosed by the Company in its Current Report on Form 8-K as filed with the Securities and Exchange Commission on February 7, 2025.

In connection with conducting its review of the Incentive Compensation Program for 2024 and rendering the determinations described above, the Compensation Committee recommended, and the Board adopted, certain changes to the Program for future years, beginning with the 2025 performance year.  The changes to the Incentive Compensation Program will include the following:

●
The applicable measures for assessing performance will be considered, reviewed and selected by the Compensation Committee on an annual basis.  For each participant, the Committee will assign on an annual basis (i) either Company-based measures or business-unit based measures, and (ii) the respective weightings that each performance measure will be assigned on the matrix for the respective participant.  For 2025, the applicable performance measures consist of measures related to (i) target net revenue (measured in dollars), and (ii) target non-GAAP Adjusted EBITDA Margin (measured as a percentage of net sales).  For purposes of the program, non-GAAP Adjusted EBITDA Margin will be calculated using the methodology for deriving Adjusted EBITDA as set forth in the Company’s FY2024 earnings release, applied to the Company or to the particular business unit as applicable for the particular program participant.  The Committee will specify the methodology for calculating the measures for purposes of the program in a manner it deems equitable that is intended to achieve the purposes of the program and promote alignment of interests.

●
For fiscal year 2025 and future years, payouts under the Incentive Compensation Program are expected to be rendered partly in cash and partly in the form of restricted stock awards, with the Committee to determine the respective payout allocation for each participant. The Board and the Compensation Committee reserve the right to change the mix and medium of such payouts.

●
In addition to the annual bonus previously described, as an incremental longer-term compensation element, the Compensation Committee expects for fiscal 2025 and future years to grant annual performance stock units ("PSUs") under the Incentive Compensation Program. The PSUs are intended to incorporate a medium-term goal into the overall compensation program. Vesting of the PSUs would occur on the terms and conditions as set forth by the Compensation Committee, with the current expectation that PSUs awarded would generally vest after a 3-year period and would be contingent upon achievement of a pre-determined total stock return target, or as otherwise determined by the Committee. The Compensation Committee will set the terms and conditions of each PSU award that is granted in connection with the Incentive Compensation Program.

Additionally, in connection with its annual compensation review, on March 12, 2025, our Compensation Committee recommended and our Board approved an increase in Mr. Dawson’s base salary for 2025 to $315,000 from $250,000, effective retroactively to January 1, 2025.  The previously approved adjustments to the compensation of Messrs. Bernstein and Tuweiq are as disclosed in our Current Report on Form 8-K as filed with the Securities and Exchange Commission on February 7, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2025	BEL FUSE INC.
(Registrant)

By:	/s/Daniel Bernstein
Daniel Bernstein
President and Chief Executive Officer